UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2007 (September 12, 2007)

COMMUNICATE.COM, INC.

(Exact name of Registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-29929 (Commission File Number)	88-0346310 (IRS Employer Identification Number)

#600-1100 Melville Street

Vancouver, British Columbia V6E 4A6

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 697-0136

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

INFORMATION TO BE INCLUDED IN REPORT

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 12, 2007, Mr. Mark Benham was appointed as a member of Communicate.com, Inc.’s (the “Company”) Board of Directors.  Mr. Benham has not been appointed to serve on any of the Company’s committees.

Mr. Benham is 56 years old.  Mr. Benham holds a B.A. in English from the University of California, Berkeley, and an M.A. and M.B.A. from The University of Chicago. Mr. Benham has fifteen years of experience in private equity and investment banking. Since 1994 Mr. Benham has been a partner at Celerity Partners, a private equity fund based in California, with 19 portfolio companies, and approximately $200mm of capital under management.  Celerity Partners focuses on growth investing and consolidation strategies in IT services, manufacturing services, health care services and consumer services.

Mr. Benham is also a Director of Peer 1 Network, a TSX-Venture listed company.  Mr. Benham became a director on September 2, 2005.

There is no family relationship among the directors or officers of the Company.

During the last two years, there has been no transaction or proposed transaction that the Company was or is a party to in which Mr. Benham had or is to have a direct or indirect material interest.

In connection with his appointment as a director, Mr. Benham and the Company entered into the Incentive Stock Option Agreement dated September 12, 2007 (“Stock Option Agreement”).  Pursuant to the Stock Option Agreement, the Company has issued and granted stock options to Mr. Benham to purchase 100,000 shares of common stock of the Company (the “Shares”) which option will be subject to vesting over the term the Stock Option Agreement as follows: (i) 33,333 Shares on the first anniversary of the Stock Option Agreement and (ii) an additional 8,330 Shares on the last day of each successive three-month period thereafter, until all such Shares have vested.  The option grant is set out in further details under the Stock Option Agreement. The incentive stock option was granted under Communicate.com Inc. 2007 Stock Incentive Plan (as adopted by the Board August 21, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNICATE.COM, INC.

By:	/s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Chief Executive Officer
Dated: September 18, 2007